Exhibit 99.(j)(1)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial highlights” in the Prospectuses and “Independent registered public accounting firm,” “Arrangements to disclose portfolio holdings to service providers and fiduciaries” and “Financial statements and report of independent registered public accounting firm” in the Statement of Additional Information and to the incorporation by reference of our reports dated August 28, 2014, with respect to the financial statements of The UBS Funds (comprising, respectively, UBS Equity Long-Short Multi-Strategy Fund, UBS Global Sustainable Equity Fund (formerly, UBS International Equity Fund), UBS U.S. Defensive Equity Fund, UBS U.S. Equity Opportunity Fund, UBS U.S. Large Cap Equity Fund, UBS U.S. Small Cap Growth Fund, UBS Core Plus Bond Fund, UBS Emerging Markets Debt Fund, UBS Fixed Income Opportunities Fund, UBS Dynamic Alpha Fund, UBS Global Allocation Fund, UBS Asset Growth Fund (formerly UBS Global Frontier Fund) and UBS Multi-Asset Income Fund), for the year ended June 30, 2014 which are incorporated by reference in Amendment No. 115 to Registration Statement (Form N-1A Nos. 33-47287 and 811-06637) of The UBS Funds.

/s/ ERNST & YOUNG

New York, New York

October 27, 2014